UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2017

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02   Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of December 8, 2017, in connection with the merger of Commerce Bancshares Corp. ("Commerce") with and into Berkshire Hills Bancorp, Inc. (the "Company"), and pursuant to the terms of the Agreement and Plan of Merger by and between the Company and Commerce, dated as of May 22, 2017, the Board of Directors of the Company appointed two former Commerce directors, Pamela A. Massad, Esq. and David M. Brunelle, as independent directors of the Company. Ms. Massad will serve as a member of the Risk Management and Capital Committee and the Compliance and Regulatory Committee. Mr. Brunelle will serve as a member of the Audit Committee and the Compliance and Regulatory Committee. On December 8, 2017, the Board of Directors of Berkshire Bank also appointed Ms. Massad and Mr. Brunelle to the Board of Directors of Berkshire Bank.

Pamela A. Massad, Esq. is Of Counsel with Fletcher Tilton PC in Worcester, Massachusetts. She has over 30 years of experience, concentrates her law practice in the areas of banking and finance, secured lending, corporate and real estate law, and is a member of the Worcester and Massachusetts Bar Associations.  Ms. Massad is a former Director of Commerce Bancshares Corp. and Commerce Bank & Trust Company and served on Commerce's loan, compliance and compensation committees.   She currently serves as a director of the Hanover Theatre and as a trustee of the Nativity School of Worcester.

David M. Brunelle is Co-Founder and Managing Director of North Pointe Wealth Management in Worcester, Massachusetts. He has over 20 years of experience in financial services working with businesses, individuals, families and charitable foundations.  Mr. Brunelle is a former Director of Commerce Bancshares Corp. and Commerce Bank & Trust Company and served on Commerce's audit and loan committees. Mr. Brunelle has served as trustee or corporator for many non-profit entities in and around Worcester, including The Nativity School of Worcester, The Worcester Regional Research Bureau, The Worcester Educational Development Foundation, the UMass Memorial Foundation, Becker College and the Greater Worcester Community Foundation.

There are no arrangements between either Ms. Massad or Mr. Brunelle and any other persons pursuant to which either Ms. Massad or Mr. Brunelle was selected as a director. There are no transactions, or proposed transactions, to which the Company is or was to be party and in which either Ms. Massad or Mr. Brunelle has a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01   Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HILLS BANCORP, INC.
DATE: December 8, 2017	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott
Senior Vice President and General Counsel